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                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES

                            AS OF FEBRUARY 10, 2005

                                                          JURISDICTION OF
                                                          INCORPORATION OR                    PERCENT OF
                 NAME                                       ORGANIZATION                      OWNERSHIP*
--------------------------------------                    ----------------                    ----------
CLARCOR Consumer Products, Inc.                           Delaware                               100%
J.L. Clark, Inc.                                          Delaware                               100%
Clark Europe, Inc.                                        Delaware                               100%
CLARCOR Filtration Products, Inc.                         Delaware                               100%
CLARCOR Air Filtration Products, Inc.                     Kentucky                               100%
CLARCOR Total Filtration, Inc.                            Delaware                               100%
Airklean Engineering Pte. Ltd.                            Singapore                              100%
Airguard Asia Sdn. Bhd.                                   Malaysia                               100%
Baldwin Filters, Inc.                                     Delaware                               100%
Baldwin Filters N.V.                                      Belgium                                100%
Baldwin Filters Limited                                   United Kingdom                         100%
Baldwin South Africa, Inc.                                Delaware                               100%
Baldwin-Unifil S.A.                                       South Africa                            80%
Baldwin Filters (Aust.) Pty. Limited                      Australia                              100%
Baldwin-Weifang Filters Ltd.                              China                                   80%
CLARCOR UK Limited                                        United Kingdom                         100%
CLARCOR UK (Holdings) Ltd.                                United Kingdom                         100%
Clark Filter, Inc.                                        Delaware                               100%
Filtros Baldwin de Mexico                                 Mexico                                  90%
Purolator Facet, Inc.                                     Delaware                               100%
Facet FCE S.A.R.L.                                        France                                 100%
Facet Iberica S.A.                                        Spain                                  100%
Facet Industrial B.V.                                     Netherlands                            100%
Facet Industrial U.K. Limited                             United Kingdom                         100%
Facet Italiana, S.p.A.                                    Italy                                  100%
Facet USA Inc.                                            Delaware                               100%
Purolator Advanced Filtration Group,
  Inc.                                                    Delaware                               100%
GS Costa Mesa, Inc.                                       Delaware                               100%
Purolator EFP LP                                          Delaware                               100%
Purolator Filter GmbH                                     Germany                                100%
Total Filtration Services, Inc.                           Ohio                                   100%
United Air Specialists, Inc.                              Ohio                                   100%
CLARCOR International, Inc.                               Delaware                               100%
CLARCOR Trading Company                                   Delaware                               100%
CLC Support Services, Inc.                                Delaware                               100%
CLC Technologies, Inc.                                    Delaware                               100%
                                                          Delaware                               100%

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* Direct or indirect